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                                                                     EXHIBIT 5.1


              FELLERS, SNIDER, BLANKENSHIP, BAILEY & TIPPENS, P.C.

                         ATTORNEYS & COUNSELLORS AT LAW

                                 March 20, 2001

        [FELLERS, SNIDER, BLANKENSHIP, BAILEY & TIPPENS, P.C. LETTERHEAD]



Local Financial Corporation
3601 N. W. 63rd Street
Oklahoma City, Oklahoma   73116

         Re: Local Financial Corporation 1998 Stock Option Plan; S-8 Registration Statement

Ladies and Gentlemen:

                  We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an aggregate of Two Million One Hundred Thousand Three Hundred Seventy (2,100,370) shares of Common Stock, $0.01 par value per share (the "Shares"), of Local Financial Corporation, a Delaware corporation (the "Company"), issuable under the Company's above-referenced Local Financial Corporation 1998 Stock Option Plan (the "Plan"). The Plan was duly adopted and approved by the Board of Directors of the Company on September 23, 1998, with several amendments thereto adopted by approval of the Board of Directors on January 27, 1999, and the Amended Plan was then approved by the Shareholders of the Company on May 26, 1999. On July 26, 2000, the Board of Directors of the Company authorized the further amendment of the Plan to increase by 380,000 the number of shares available for option grants under the Plan to a total of 2,100,370. This latter amendment will be presented to the Company's shareholders for their approval at its 2001 Annual Shareholders' Meeting, with regard to incentive stock option treatment.

                  We have examined the Certificate of Incorporation of the Company, as amended to date, and the By-Laws of the Company, as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and shareholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.



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Local Financial Corporation
March 20, 2001
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                  In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

                  We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

                  We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Oklahoma, the Delaware General Corporation Law statute and the federal laws of the United States of America.

                  Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

                  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                  Please note that we are opining only as to the matters expressly set forth herein, and no opinion of any other kind or nature should be inferred as to any other matters by reason of this opinion.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Except to the extent that consent for the use of this opinion is expressly granted above in this opinion, this opinion is solely for your benefit and no other person is authorized to rely hereon or to publish this opinion for any other purpose without our express prior written consent.

                                    Sincerely,


                /s/ FELLERS, SNIDER, BLANKENSHIP, BAILEY & TIPPENS, P.C.


                                    FELLERS, SNIDER, BLANKENSHIP,
                                          BAILEY & TIPPENS, P.C.